                                  EXHIBIT 3.2

                      FIRST AMENDED AND RESTATED BYLAWS OF

                         INTEGRATED ORTHOPAEDICS, INC.

                               TABLE OF CONTENTS



ARTICLE I.     NAMES AND OFFICES................................   1
         1.01  Name.............................................   1
         1.02  Principal Office.................................   1
         1.03  Other Offices....................................   1

ARTICLE II.    SHAREHOLDERS' MEETINGS...........................   1
         2.01  Place of Meetings................................   1
         2.02  Annual Meeting...................................   1
         2.03  Special Meetings.................................   1
         2.04  Notice...........................................   1
         2.05  Quorum...........................................   2
         2.06  Majority Vote; Withdrawal of Quorum..............   2
         2.07  Method of Voting.................................   2
         2.08  Voting List......................................   3
         2.09  Record Date; Closing Transfer Books..............   3
         2.10  Registered Shareholders..........................   3
         2.11  Action Without Meeting...........................   3
         2.12  Order of Business at Meetings; Rules of Meeting..   3

ARTICLE III.   DIRECTORS........................................   4
         3.01  Management.......................................   4
         3.02  Number; Qualifications; Election; Term...........   4
         3.03  Change in Number.................................   5
         3.04  Removal..........................................   5
         3.05  Vacancies........................................   5
         3.06  Election of Directors............................   5
         3.07  Chairman of the Board of Directors...............   5
         3.08  Place of Meetings................................   5
         3.09  First Meeting....................................   5
         3.10  Regular Meetings.................................   5

         3.11  Special Meetings.................................   6
         3.12  Quorum; Majority Vote............................   6
         3.13  Compensation.....................................   6
         3.14  Procedure........................................   6
         3.15  Action Without Meeting...........................   6
         3.16  Interested Directors, Officers and Shareholders..   6

ARTICLE IV.    COMMITTEES.......................................   7
         4.01  Designation......................................   7
         4.02  Number; Qualification; Term......................   7
         4.03  Authority........................................   7
         4.04  Regular Meetings.................................   8
         4.05  Special Meetings.................................   8
         4.06  Quorum; Majority Vote............................   9
         4.07  Minutes..........................................   9
         4.08  Compensation.....................................   9
         4.09  Responsibility...................................   9
         4.10  Acquisition and Budget Committee.................   9

ARTICLE V.     NOTICE...........................................   9
         5.01  Method...........................................   9
         5.02  Waiver...........................................  10

ARTICLE VI.    OFFICERS AND AGENTS..............................  10
         6.01  Number; Qualification; Election; Term............  10
         6.02  Removal..........................................  11
         6.03  Vacancies........................................  11
         6.04  Authority........................................  11
         6.05  Compensation.....................................  11
         6.06  Executive Chairman of the Board..................  11
         6.07  Chief Executive Officer..........................  11
         6.08  President........................................  11
         6.09  Vice President...................................  12
         6.10  Secretary........................................  12
         6.11  Assistant Secretary..............................  12
         6.12  Treasurer........................................  12
         6.13  Assistant Treasurer..............................  13

ARTICLE VII.   CERTIFICATES AND SHAREHOLDERS....................  13
         7.01  Certificates.....................................  13
         7.02  Issuance.........................................  13
         7.03  Payment for Shares...............................  14
         7.04  Subscriptions....................................  14
         7.05  Lien.............................................  14
         7.06  Lost, Stolen or Destroyed Certificates...........  14
         7.07  Registration of Transfer.........................  15
         7.08  Registered Owner.................................  15

ARTICLE VIII.  GENERAL PROVISIONS...............................  16
         8.01  Dividends and Reserves...........................  16
         8.02  Books and Records................................  16
         8.03  Annual Statement.................................  16
         8.04  Checks and Notes.................................  17
         8.05  Fiscal Year......................................  17
         8.06  Seal.............................................  17
         8.07  Indemnification of Officers and Directors........  17
         8.08  Resignation......................................  17
         8.09  Limitation of Liability..........................  17
         8.10  Contracts........................................  17
         8.11  Loans............................................  17
         8.12  Nonexecutive Chairman of the Board...............  18
         8.14  Conflicts........................................  18
         8.15  Persons and Numbers..............................  18
         8.16  Construction and Interpretation..................  18
         8.17  Table of Contents; Headings......................  18


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

                       FIRST AMENDED AND RESTATED BYLAWS
                                      OF
                         INTEGRATED ORTHOPAEDICS, INC.

                             (A TEXAS CORPORATION)

ARTICLE I.  NAMES AND OFFICES

     1.01 Name.  The name of the Corporation shall be Integrated Orthopaedics,
Inc.

     1.02 Principal Office. The principal office shall be 5858 Westheimer, Suite 500, Houston, Texas 77057.

     1.03 Other Offices. The Corporation may also have an office or offices at such other place or places, within or without the State of Texas, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II.  SHAREHOLDERS' MEETINGS

     2.01 Place of Meetings. All meetings of the shareholders for the election of Directors shall be held at such time and place, within or without the State of Texas, as shall be stated in the Notice of the Meeting or in a duly executed Waiver of Notice thereof.

     2.02 Annual Meeting. An Annual Meeting of the shareholders shall be held at such place, within or without the State of Texas, on such date and at such time as the Board of Directors shall fix each year as set forth in the notice of meeting for the purpose of electing Directors and for the transaction of any and all such other business as may be properly brought before or submitted to the meeting.

     2.03 Special Meetings. Special Meetings of the shareholders, for any purpose or purposes, may be called by the President, the Board of Directors, or the holders of fifty percent (50%) of all the shares entitled to vote at the meetings. Business transacted at a Special Meeting shall be confined to the objects stated in the Notice of the meeting.

     2.04 Notice. Written or printed notice stating the place, day and hour of the meeting and, in case of a Special Meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) or more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. If mailed, such Notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

     2.05 Quorum. The holders of a majority of the shares issued and outstanding and entitled to vote, represented in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation of the Corporation (the "Articles of Incorporation"), or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote, present in person or represented by proxy, shall have power to adjourn the meeting until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

     2.06 Majority Vote; Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a vote of a greater number is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.07 Method of Voting. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for Directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken by voice or by show of hands unless someone entitled to vote objects, in which case written ballots shall be used. At all elections of Directors, or any other case in which the inspectors may act, two inspectors of election may be appointed by the Chairman of the meeting; provided that, the failure to appoint inspectors of election shall not invalidate any action taken at any shareholders' meeting.

     2.08 Voting List. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

     2.09 Record Date; Closing Transfer Books. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than sixty (60) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than sixty (60) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

     2.10 Registered Shareholders. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact of such share or shares for all purposes, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice of such claim or interest, except as expressly provided by the laws of the State of Texas.

     2.11 Action Without Meeting. Any action required by statute to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.
The signed consent, or a signed copy, shall be placed in the Minute Book.

     2.12 Order of Business at Meetings; Rules of Meeting. The order of business at Annual Meetings and, so far as practicable, at other meetings of shareholders, shall be as follows unless changed by the Board of Directors in its sole discretion and without notice requirements:

          (1)  Call to order;
          (2)  Proof of due notice of meeting;
          (3)  Determination of quorum and examination of proxies;
          (4)  Announcement of availability of voting list (see Bylaw 2.08);
          (5)  Announcement of distribution of annual statement (see Bylaw
                 7.03);
          (6)  Reading and disposing of minutes of last meeting of shareholders;
          (7)  Reports of officers and committees;
          (8)  Appointment of voting inspectors;
          (9)  Election of Directors;
          (10) Report of voting inspectors;
          (11) Unfinished business;
          (12) New business; and
          (13) Adjournment.

The rules that shall govern the meeting shall be those established by the Board of Directors.

ARTICLE III.   DIRECTORS

     3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not (by statue or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the shareholders.

     3.02 Number; Qualifications; Election; Term. The Board of Directors shall consist of at least two (2) Directors, none of whom need to be shareholders or residents of any particular state. The first Board of Directors shall consist of the number of Directors named in the Articles of Incorporation. Thereafter, the number of Directors which shall constitute the entire Board of Directors shall be determined by resolution of the Board of Directors at any meeting thereof or by the shareholders at any meeting thereof; provided, however, that at all times during which shares of the Corporation's Series B Convertible, Non-Redeemable Preferred Stock, par value $0.01 per share (the "Series B Preferred"), shall be outstanding, such number of Directors constituting the entire Board of Directors shall not be greater than eight without the prior affirmative vote (at a meeting duly called and held) or written consent of the holders of two-thirds of the outstanding shares of Series B Preferred. The Directors shall be elected at the Annual Meeting of the shareholders, except as provided in Bylaws 3.03 and

3.05. Each Director elected shall hold office until his successor shall be elected and shall qualify.

     3.03 Change in Number. Subject to the restrictions set forth in Section 3.02, the number of Directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent Director. Any directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an Annual Meeting or at a Special Meeting of Shareholders called for that purpose.

     3.04 Removal. Any Director may be removed, with or without cause, at any Special or Annual Meeting of Shareholders by the affirmative vote of a majority in number of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Director if notice of intention to act upon such matter shall have been given in the notice calling such meeting.

     3.05 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the Directors then in office though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

     3.06 Election of Directors.  Directors shall be elected by majority vote.

     3.07 Chairman of the Board of Directors. The Board of Directors may elect a Chairman to preside at all meetings of the Board of Directors and the shareholders, and invest him with such powers and delegate to him such duties as the Board of Directors may from time to time designate. In the event no Chairman is elected, or the designated Chairman is unable to act, the President shall preside at meetings of the Board of Directors.

     3.08 Place of Meetings. Meetings of the Board of Directors, Regular or Special, may be held either within or without the State of Texas.

     3.09 First Meeting. The first meeting of each newly elected Board shall be held without further notice, immediately following the Annual Meeting of Shareholders, and at the same place, unless (by unanimous consent of the Directors then elected and serving) such time or place shall be changed.

     3.10 Regular Meetings. Regular Meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

     3.11 Special Meetings. Special Meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on three (3) days' notice to each Director, either personally or by mail or by telegram. Special Meetings shall be called by the President or Secretary in like manner and on like notice by a majority of the Directors. Except as otherwise expressly provided by statute, or by the Articles of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any Special Meeting need be specified in a Notice or Waiver of Notice.

     3.12 Quorum; Majority Vote. At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by statute or by the Articles of Incorporation or by these Bylaws. If a quorum is not present at a meeting of the Board of Directors, the Directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.

     3.13 Compensation. By resolution of the Board of Directors, the Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefore. Members of the executive committee or of a special or standing committee may, by resolution of the Board of Directors, be allowed like compensation for attending committee meetings.

     3.14 Procedure. The Board of Directors shall keep regular minutes of its proceedings. The Minutes shall be placed in the Minute Book of the Corporation.

     3.15 Action Without Meeting. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors. Such consent shall have the same force and effect as an unanimous vote at a meeting. The signed consent, or a signed copy, shall be placed in the Minute Book.

     3.16 Interested Directors, Officers and Shareholders. No contract or other transaction between the Corporation and any of its Directors, officers or shareholders (or any corporation or firm which any of them are directly or indirectly interested) shall be invalid solely because of this relationship or because of the presence of such Director, officer or shareholder at the meeting authorizing such meeting or authorization provided that (a) the material facts of the relationship or interest of each such Director, officer or shareholder are known or disclosed and (b) the contract of transaction is fair to the Corporation as of the time it is authorized or ratified by the Board of Directors, a committee of the Board or the shareholders.

ARTICLE IV.    COMMITTEES

     4.01 Designation. The Board of Directors may, by resolution adopted by a majority of the entire Board of Directors, designate one or more committees.

     4.02 Number; Qualification; Term. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, shall designate one or more of its members as members of any committee and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. The number of committee members may be increased or decreased from time to time by resolution adopted by a majority of the entire Board of Directors. Each committee member shall serve as such until the earliest of (i) the expiration of his term as Director, (ii) his resignation as a committee member or as a Director, or (iii) his removal, as a committee member or as a Director.

     4.03 Authority. Each committee, to the extent expressly provided herein or in the resolution establishing such committee, shall have and may exercise all of the authority of the Board of Directors, including, without limitation, the authority to authorize a distribution and to authorize the issuance of shares of the Corporation. Notwithstanding the foregoing, however, no committee shall have the authority of the Board of Directors in reference to:

          (a) amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee, exercise the authority of the Board of Directors vested in it in accordance with Article 2.13 of the Texas Business Corporation Act;

          (b) proposing a reduction of the stated capital of the Corporation in the manner permitted by Article 4.12 of the Texas Business Corporation Act;

          (c)  approving a plan of merger or share exchange of the Corporation;

          (d) recommending to the shareholders the sale, lease, or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

          (e) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

          (f) amending, altering, or repealing these Bylaws or adopting new Bylaws of the Corporation;

          (g)  filling vacancies in the Board of Directors;

          (h) filling vacancies in, or designating alternate members of, any committee;

          (i) filling any directorship to be filled by reason of an increase in the number of Directors;

          (j) electing or removing officers of the Corporation or members or alternate members of any committee;

          (k) fixing the compensation of any member or alternate member of any committee; or

          (l) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be amendable or repealable.

     4.04 Regular Meetings. Regular meetings of any committee may be held without notice at such time and place as may be designated from time to time by the committee and communicated to all members thereof.

     4.05 Special Meetings. Special meetings of any committee may be held whenever called by any committee member. The committee member calling any Special Meeting shall cause Notice of such Special Meeting, including therein the time and place of such Special Meeting, to be given to each committee member at least two days before such Special Meeting. Neither the business to be transacted at, nor the purpose of, any Special Meeting of any committee need be specified in the Notice or Waiver of Notice of any Special Meeting.

     4.06 Quorum; Majority Vote. At meetings of any committee, a majority of the number of members designated by the Board of Directors shall constitute a quorum for the transaction of business. If a quorum is not present at a meeting of any committee, a majority of the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. The act of a majority of the members present at any meeting at which a quorum is in attendance shall be the act of a committee, unless the act of a greater number is required by law, the Articles of Incor poration, or these Bylaws.

     4.07 Minutes. Each committee shall cause minutes of its proceedings to be prepared and shall report the same to the Board of Directors upon the request of the Board of Directors. The minutes of the proceedings of each committee shall be delivered to the secretary of the Corporation for placement in the Minute Book of the Corporation.

     4.08 Compensation. Committee members may, by resolution of the Board of Directors, be allowed a fixed sum and expenses of attendance, if any, for attending any committee meetings or a stated salary.

     4.09 Responsibility. The designation of any committee and the delegation of authority to it shall not operate to relieve the Board of Directors or any Director of any responsibility imposed upon it or such Director by law.

     4.10 Acquisition and Budget Committee. Notwithstanding any other provision hereof, without the affirmative recommendation of a majority of the members of the acquisition and budget committee of the Board of Directors, the Board of Directors shall not (a) authorize or approve, and shall not permit any officer, employee or representative of the Corporation to cause, the Corporation or any subsidiary of the Corporation, directly or indirectly, to acquire all or a substantial portion of the assets, properties or capital stock of, or otherwise combine with, any individual, corporation, partnership, association, trust or other entity or (b) authorize or approve a budget for the Corporation.

ARTICLE V.  NOTICE

     5.01 Method. Whenever by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a Director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given (a) in writing, by mail, postage prepaid, addressed to the Director or shareholder at the address appearing on the books of the Corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is thus deposited in the United States mails.

     5.02 Waiver. Whenever, by statute or the Articles of Incorporation or these Bylaws, notice is required to be given to a shareholder or Director, a Waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be equivalent to the giving of such notice. Attendance of a Director at a meeting shall constitute a Waiver of Notice of such meeting, except where a Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

ARTICLE VI.    OFFICERS AND AGENTS

     6.01  Number; Qualification; Election; Term.

          (a)  The Corporation shall have:

               (1) A President, a Vice President, a Secretary, and a Treasurer, and

          (2) Such other officers (including an Executive Chairman of the Board, a Nonexecutive Chairman of the Board, a Chief Executive Officer and additional Vice Presidents) and assistant officers and agents as the Board of Directors may think necessary; provided, that, prior to April 1, 1999, the Executive Chairman of the Board and the Chief Executive Officer of the Corporation must be elected by at least three-fourths of the entire Board of Directors.

          (b) No officer or agent need be a shareholder, a Director, or a resident of Texas.

          (c) Officers named in Section 5.01(a)(1) shall be elected by the Board of Directors on the expiration of an officer's term or whenever a vacancy exists. Officers and agents named in Section 5.01(a)(2) may be elected by the Board at any meeting.

          (d) Unless otherwise specified by the Board at the time of election or appointment, or in an employment contract approved by the Board, each officer's and agent's term shall end at the first meeting of Directors after the next Annual Meeting of Shareholders. He shall serve until the end of his term or, if earlier, his death, resignation, or removal.

          (e) Any two or more offices may be held by the same person.

     6.02 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

     6.03 Vacancies. Any vacancy occurring in any office of the Corporation (by death, resignation, removal or otherwise) may be filed by the Board of Directors.

     6.04 Authority. Officers and agents shall have such authority and perform such duties in the management of the Corporation as are provided in these Bylaws or as may be determined by resolution of the Board of Directors not inconsistent with these Bylaws.

     6.05 Compensation.

          (a) The compensation of officers and agents shall be fixed from time to time by the Board of Directors; provided, however, that all salary voted must be no more than reasonable compensation for services rendered or to be rendered to the Corporation.

          (b) Any payments made to an officer of the Corporation such as salary, commission, bonus, interest, rent, or entertainment expenses incurred by him, which shall be disallowed in whole or in part as a deductible expenses by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the Directors, as a Board, to enforce payment of such amount disallowed.

     6.06 Executive Chairman of the Board. The Executive Chairman of the Board shall have such powers and duties as may be prescribed by the Board of Directors.

     6.07 Chief Executive Officer. Unless otherwise provided by resolution of at least three-fourths of the entire Board of Directors, the Executive Chairman of the Board shall serve as Chief Executive Officer of the Corporation and shall have such powers and duties as may be prescribed by the Board of Directors.

     6.08 President. The President shall be the Chief Operating Officer of the Corporation and shall perform such duties and have such authority and powers as the Board of Directors and the Chief Executive Officer, if any, may from time to time prescribe.

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

     6.09 Vice President. The Vice Presidents in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chairman of the Board or President, perform the duties and have the authority and exercise the powers of the Chairman of the Board or President. They shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the Chairman of the Board or President may from time to time delegate.

     6.10  Secretary.

          (a) The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all votes and the Minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Executive Committee when required.

          (b) He shall give, or cause to be given, notice of all meetings of the shareholders and Special Meetings of the Board of Directors

          (c) He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors or the Executive Committee, affix the name to any instrument requiring it, and when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.

          (d) He shall be under the supervision of the President. He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     6.11 Assistant Secretary. The Assistant Secretaries in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and have the authority to exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     6.12  Treasurer.

          (a) The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designed by the Board of Directors.

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          (b) He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and Directors, at the Regular Meetings of the Board, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

          (c) If required by the Board of Directors, he shall give the Corporation a bond in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property at whatever kind in his possession or under his control belonging to the Corporation.

          (d) He shall perform such other duties and have such other authority and powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     6.13 Assistant Treasurer. The Assistant Treasurers in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority to exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or the President may from time to time delegate.

ARTICLE VII.   CERTIFICATES AND SHAREHOLDERS

     7.01 Certificates. Certificates in the form determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, the par value of shares or a statement that such shares are without par value, and such other matters as may be required by law. They shall be signed by the President or a Vice President and such other officer or officers as the Board of Directors shall designate, and may be sealed with the seal of the Corporation or a facsimile thereof. If any certificate is countersigned by a transfer agent, or an assistant transfer agent or registered by a registrar (either of which is other than the Corporation or an employee of the Corporation), the signature of any such officer may be a facsimile.

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     7.02 Issuance.  Shares (both treasury and authorized but unissued) may be issued for such consideration (not less than par value) and to such persons as the Board of Directors may determine from time to time. Shares may not be issued until the full amount of the consideration, fixed as provided by law, has been paid.

     7.03  Payment for Shares.

          (a) Kind. The consideration for the issuance of shares shall consist of money paid, labor done (including services actually performed for the Corporation), or property (tangible or intangible) actually received. Neither promissory notes nor the promise of future services shall constitute payment for shares.

          (b) Valuation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of consideration received shall be conclusive.

          (c) Effect. When consideration, fixed as provided by law, has been paid, the shares shall be deemed to have been issued and shall be considered fully paid and nonassessable.

          (d) Allocation of Consideration. The consideration received for shares shall be allocated by the Board of Directors, in accordance with law, between stated capital and capital surplus accounts.

     7.04 Subscriptions. Unless otherwise provided, subscription of shares, whether made before or after organization of the Corporation, shall be paid in full at such time or in such installments and at such times as shall be determined by the Board of Directors. Any call made by the Board of Directors for payment on subscriptions shall be uniform as to all shares of the same series, as the case may be. In case of default in the payment on any installment or call when payment is due, the Corporation may proceed to collect the amount due in the same manner as any debt due to the Corporation.

     7.05 Lien. For any indebtedness of a shareholder to the Corporation, the Corporation shall have a first and prior lien on all shares of its stock owned by him and on all dividends or other distributions declared thereon.

     7.06 Lost, Stolen or Destroyed Certificates. The Corporation shall issue a new certificate in place of any certificate for shares previously issued if the registered owner of the certificate:

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          (a) Claim.  Makes proof in affidavit form that it has been lost, destroyed or wrongfully taken;

          (b) Timely Request. Requests the issuance of a new certificate before the Corporation has notice that the certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

          (c) Bond. Gives a bond in such form, and with such surety or sureties, with fixed or open penalty, as the Corporation may direct, to indemnify the Corporation (and its transfer agent and registrar, if any) against any claim that may be made on account of the alleged loss, destruction, or theft of the certificate; and

          (d) Other Requirements. Satisfies any other reasonable requirements imposed by the Corporation. When a certificate has been lost, apparently destroyed or wrongfully taken, and the holder of record fails to notify the Corporation within a reasonable time after he has notice of it, and the Corporation registers a transfer of the shares represented by the certificate before receiving such notification, the holder of record is precluded from making any claim against the Corporation for the transfer or for a new certificate.

     7.07 Registration of Transfer. The Corporation shall register the transfer of a certificate for shares presented to it for transfer if:

          (a) Endorsement. The certificate is properly endorsed by the registered owner or by his duly authorized attorney;

          (b) Guaranty and Effectiveness of Signature. The signature of such person has been guaranteed by a national banking association or member of the New York Stock Exchange, or reasonable assurance is given that such endorsements are effective;

          (c) Adverse Claims. The Corporation has no notice of an adverse claim or has discharged any duty to inquire into such a claim; and

          (d) Collection of Taxes. Any applicable law relating to the collection of taxes has been complied with.

     7.08 Registered Owner. Prior to due presentation for registration for transfer of a certificate for shares, the Corporation may treat the registered owner as the person exclusively

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entitled to vote, to receive notices and otherwise to exercise all the rights and powers of a shareholder.

ARTICLE VIII.  GENERAL PROVISIONS

     8.01  Dividends and Reserves.

          (a) Declaration and Payment. Subject to provisions of applicable statutes and the Articles of Incorporation, dividends may be declared by the Board of Directors at any regular or Special Meeting and may be paid in cash, in property, or in shares of the Corporation. The declaration and payment shall be at the discretion of the Board of Directors.

          (b) Record Date. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than sixty (60) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty (60) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

          (c) Reserves. By resolution the Board of Directors may create such reserve or reserves out of the earned surplus of the Corporation as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize dividends, or to repair or maintain any property of the Corporation, or for any other purpose they think beneficial to the Corporation. The Directors may modify or abolish any such reserve in the manner in which it was created.

     8.02 Books and Records. The Corporation shall keep correct and complete books of account and shall keep Minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or register, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

     8.03 Annual Statement. At the request of any holder of record of any shares, the Corporation shall mail to each shareholder within a reasonable time an annual statement for its last fiscal year showing in reasonable detail its assets and liabilities, and the results of its operations. The Corporation shall also mail to each shareholder its most recent interim statement if such statement has been filed for public record.

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     8.04 Checks and Notes.  All checks or demands for money and notes of the
Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     8.05 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     8.06 Seal. The Corporate seal (of which there may be one or more exemplars) shall contain the name of the Corporation and the name of the state of incorporation. The seal may be used by impressing it or reproducing a facsimile of it.

     8.07 Indemnification of Officers and Directors. Each Director or officer, whether or not then in office, subject always to the provisions of the laws of the State of Texas and the Articles of Incorporation, shall be indemnified by the Corporation against all costs and expenses (including counsel fees) reasonably incurred by or imposed upon him in connection with or arising out of any action, suit or proceeding which he may be for any reason involved by reason of his being or having been a director or officer of the Corporation, such expense to include the costs of any settlement which has been approved by the Board of Directors (other than amounts to be paid to the Corporation itself), made with the view to curtailment of costs of litigation. Such indemnification shall be to the full extent as provided for in Article 2.02-1, as it presently exists and as it is amended.

     8.08 Resignation. Any Director, officer or agent may resign by giving written notice to the President or the Secretary. The resignation shall take effect at the time specified therein, or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     8.09 Limitation of Liability. Each Director shall be availed of the provisions of any limitation of director liability as provided for in the Articles of Incorporation.

     8.10 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     8.11 Loans. No loan shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by resolution of the Board of Directors. Such authority may be general or confined to specific instances

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     8.12 Nonexecutive Chairman of the Board.  The Board of Directors may
appoint a Nonexecutive Chairman of the Board. The Nonexecutive Chairman of the Board shall not be an officer of the Corporation and shall have no power or authority to manage the business or affairs of the Corporation (or otherwise bind the Corporation in any manner). The Nonexecutive Chairman of the Board may, but need not be, a Director of the Corporation and shall serve such roles as may be prescribed by the Board of Directors.

     8.13 Amendment of Bylaws. Subject to any limitations imposed by the Articles of Incorporation (or any Certificate of Designation filed in connection therewith), these Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present by the affirmative vote of a majority of the Directors present at such meeting, provided notice of the proposed alteration, amendment or repeal is contained in the notice of such meeting.

     8.14 Conflicts. In the event of a direct conflict between the provisions of these Bylaws and the mandatory provisions of the Texas Business Corporation Act or the provisions of the Articles of Incorporation (including any Certificate of Designation thereto), such provisions of the Texas Business Corporation Act or the Articles of Incorporation, as the case may be, will be controlling.

     8.15 Persons and Numbers. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

     8.16 Construction and Interpretation. The place of these Bylaws, their status and their forum shall be at all times in the State of Texas; and these Bylaws shall be governed by the laws of the State of Texas as to all matters relating to their validity, construction and interpretation. In the event that any Court of competent jurisdiction shall adjudge any portion of these Bylaws to be invalid or inoperative, then, so far as is reasonable and possible:

          (a) The remainder of these Bylaws shall be considered valid and operative; and

          (b) Effect shall be given to the intent manifested by the portion of these Bylaws held invalid or inoperative.

     8.17 Table of Contents; Headings. The Table of Contents and headings are for organization, convenience, and clarity. In interpreting these Bylaws, they shall be subordinated in importance to the other written material.

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          I HEREBY CERTIFY that the foregoing is a true, complete and correct copy of the Bylaws of Integrated Orthopaedics, Inc., a Texas corporation, as in effect on the date hereof.

          IN WITNESS WHEREOF, I hereunder set my hand and affix the seal of the Corporation, this the ___ day of December, 1997.

                              INTEGRATED ORTHOPAEDICS, INC.


                              By_____________________________________
                                   JEFFERSON R. CASEY, Secretary

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